FT 720

                         TRUST AGREEMENT

                     Dated:  March 20, 2003

     The Trust Agreement among First Trust Portfolios, L.P., as Depositor, JPMorgan Chase Bank, as Trustee and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 18 and certain subsequent Series, effective October 15, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


        STRATEGIC INCOME CLOSED-END & TREASURY PORTFOLIO

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio on the Initial Date of Deposit is as set forth in the Prospectus under "Schedule of Investments."

     D. The Record Dates shall be as set forth in the prospectus under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G. First Trust Advisors L.P.'s compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0080 per Unit.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $.0096 per Unit, calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is March 20,
2003.

     J. The minimum amount of Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.

     K. The Treasury Obligations Maturity Date shall be as set forth in the Prospectus under "Schedule of Investments."


                            PART III

     A. Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, references to subsequent Series established after the date of effectiveness of the First Trust Special Situations Trust, Series 24 shall include FT 720.

     B. For purposes of this Trust, Units of the Trust will not be rated by Standard & Poor's Ratings Services and any reference to such rating or any requirement that information be forwarded to Standard & Poor's Ratings Services in the Standard Terms and Conditions of Trust shall be inapplicable.

     C. For purposes of this Trust, all references in the Standard Terms and Conditions of Trust including provisions thereof amended hereby to "1.00 per Unit" shall be amended to read "10.00 per Unit" and all references to "per 1,000 Units" shall be amended to read "per 100 Units."

     D. For purposes of this Trust, any reference in the Standard Terms and Conditions of Trust to "140%" shall be replaced with "110%" in relation to the amount of cash or a Letter of Credit needed to acquire Treasury Obligations.

     E. The term "Principal Account" as set forth in the Standard Terms an Conditions of Trust shall be replaced with the term "Capital Account."

     F.   Section 1.01(2) shall be amended to read as follows:

           "(2) "Trustee" shall mean JPMorgan Chase Bank, or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to JPMorgan Chase Bank.

     G.   Section 1.01(3) shall be amended to read as follows:

          "(3)  "Evaluator" shall mean First Trust Advisors  L.P.
     and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     H.   Section 1.01(4) shall be amended to read as follows:

          "(4)  "Portfolio  Supervisor" shall  mean  First  Trust
     Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     I. Paragraph (b) of Section 2.01 shall be restated in its entirety as follows:
          (b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this
     Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. The Trustee shall not accept any deposit pursuant to this Section 2.01(b) unless the Depositor and Trustee have each determined that the maturity value of the Zero Coupon Obligations included in the deposit, divided by the number of Units created by reason of the deposit, shall equal $10.00; written certifications of such determinations shall be executed by the Depositor and Trustee and preserved in the Trust records. The Depositor shall, at its expense, cause independent public accountants to review the Trust's holdings (i) at such time as the depositor determines no further deposits shall be made pursuant to this paragraph and (ii), if earlier, as of the 90th day following the initial deposit, for the purpose of certifying whether the face value of the Zero Coupon Obligations then held by the Trust divided by the Units then outstanding equals $10.00. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

          (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchased in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

          (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

          (4) Any contrary authorization in the preceding subparagraphs (1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur within 20 days from the date of a failure occurring within such initial 90-day period) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

          (5) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the
     Trust  as  of the date of the deposit or receivable  by  the
     Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit."

     J. The following shall be added immediately following the first sentence of paragraph (c) of Section 2.01:

          "The Trustee may allow the Depositor to substitute for any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee."

     K.    Section  3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

          "Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor's reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the percentage ratio then existing. The reimbursement provided for in this section shall be for the account of the Unit holders of record at the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the expiration of the Delivery Period and the Depositor's obligation  to  make such delivery shall be secured  by  the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the earlier of the six months after the Initial Date of Deposit or the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the primary offering period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor pursuant to Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with
     Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

      L.    The  second paragraph of Section 3.02 of the Standard
Terms and Conditions is hereby deleted and replaced with the following sentence:

          "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.12, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

     M. Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to substitute the following sentence for the first sentence of such paragraph:

          "II. (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such
     Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that with respect to distributions other than the distribution occurring in the month of December of each year, the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units."

          Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee, or (2) if provided for in the Prospectus for a Trust, the following reinvestment option:

               The Trustee will, for any Unit holder who provides
          the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business 10 business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the third business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital
          Accounts in the manner provided in clause (1) of the preceding paragraph. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          Any Unit holder who does not effectively elect reinvestment in Units of their respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the second preceding paragraph."

      N.    Paragraph (c) of Subsection II of Section 3.05 of the
Standard Terms and Conditions of Trust is hereby amended to read as follows:

          "On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

     O.    Section 3.05 of Article III of the Standard Terms  and
Conditions  of  Trust  is  hereby  amended  by  deleting  Section
3.05.I.(d) and replacing Section 3.05.I.(b) with the following:

          "Section 3.05.I.(b) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account and pay to First Trust Advisors L.P. the amount that it is entitled to receive pursuant to Section 4.03."

     P.   Section 3.07 of the Standard Terms and Conditions of
Trust is amended to delete the word "and" at the end of Section
3.07(f) and replace Section 3.07(g) with the following:

     "(g) that such sale is required due to Units tendered for redemption;
       (h) that the sale of Securities is necessary or advisable in order to maintain the qualification of the Trust as a "regulated investment company" in the case of a Trust which has elected to qualify as such; and
       (i) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Sponsor the sale or tender of the Security is in the best interest of the Unit holders."

     Q.    Section  3.12 of the Standard Terms and Conditions  of
Trust is hereby deleted in its entirety and replaced with the following language:

"Section 3.12. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Zero Coupon Obligation, if any, (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Zero Coupon Obligations, if any, have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable.

     In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Equity Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion as are the Equity Securities held by owners other than the Trust.

     In  the  event  that an offer by the issuer of  any  of  the
Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any exchange or substitution be effected notwithstanding such rejection or without an initial offer, any Securities, cash and/or property received in exchange shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the
Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

     Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.12 other than failure to notify the Depositor.

     Whenever new securities or property is received and retained by the Trust pursuant to this Section 3.12, the Trustee shall, within 5 days thereafter, mail to all Unit holders of the Trust notices of such acquisition unless legal counsel for the Trust determines that such notice is not required by The Investment Company Act of 1940, as amended."

     R.    Section  3.14 of the Standard Terms and Conditions  of
Trust shall be deleted and any reference thereto shall be inapplicable.

     S.    Section  3.15 of the Standard Terms and Conditions  of
Trust shall be deleted and any reference thereto shall be inapplicable.

     T.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.16:

          "Section 3.16. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000 and also provided that Zero Coupon Obligations may not be sold to pay for amounts payable pursuant to this Section 3.17. Such direction shall, if the Trustee is directed to sell a
     Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the deferred sales charge (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Deferred Sales Charge Account. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated for reasons other than that set forth in Section 6.01(g), the Trustee shall, if so provided in the related Prospectus, on the termination of the Trust, withhold from the proceeds payable to Unit holders an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If the Trust is terminated pursuant to Section 6.01(g), the Trustee shall not withhold from the proceeds payable to Unit holders any amounts of unpaid deferred sales charges. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

     U.   The following Section 3.17 shall be added:

     "Section  3.17.   Creation  and  Development  Fee.   If  the
Prospectus related to the Trust specifies a creation and development fee, the Trustee shall, at the conclusion of the primary offering period for a Trust, as certified by the Depositor to the Trustee withdraw from the Capital Account, an amount equal to the entire creation and development fee and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the "Creation and Development Account"). The payment provided for in this section shall be for the account of Unit holders of record at the conclusion of the primary offering period and shall have no effect on the net asset value of Trust Units prior to such date. If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Creation and Development Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the creation and development fee shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. In the absence of such direction by the Depositor, the Trustee shall sell Securities sufficient to pay the creation and development fee (and any unreimbursed advance then outstanding) in full, and shall select Securities to be sold in such manner as will maintain (to the extent practicable) the relative proportion of number of shares of each Security then held. The proceeds of such sales, less any amounts paid to the Trustee in reimbursement of its advances, shall be credited to the Creation and Development Account. If the Trust is terminated pursuant to
Section 6.01(g), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unit holders. The Depositor agrees to reimburse the Trust and any Unit holder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules."

     Chapter 1 Article IV of the Standard Terms and Conditions of
Trust is hereby replaced with the following:


                           "ARTICLE IV

Evaluation of Securities; Compensation for Evaluation;  Portfolio
Supervision   and   Bookkeeping  and   Administrative   Services;
Succession

      Section 4.01. Evaluation of Securities (a) First Trust Advisors L.P., acting in its capacity as Evaluator, shall determine separately, shall promptly furnish to the Trustee, and shall furnish to the Depositor upon request, the value of each issue of Securities (including Contract Obligations) (the "Evaluation") as of the close of trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) (the "Evaluation Time") (i) on each Business Day during the period in which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Fund Evaluation is to be made pursuant to Section 5.01 or which is requested by the Depositor or the Trustee. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee, and to the Depositor upon request, the Evaluation of each issue of Securities initially deposited in the Trust on the Initial Date of Deposit. The Evaluator's determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in Schedule A attached to the Trust Agreement.

           (b) During the initial offering period, namely, from the date of effectiveness of the Registration Statement under the Securities Act of 1933 relating to the Units to and including the day which is designated in writing by the Depositor to the Trustee and Evaluator as the conclusion of such period, such
Evaluation  shall  be  made  in the  following  manner:   if  the
Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market, such Evaluation shall generally be based on the closing sale price on the exchange or system which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are
listed   thereon   (unless  the  Evaluator   deems   such   price
inappropriate as a basis for evaluation), or if there is no closing sale price on such exchange or system, at the closing ask prices of the Equity Securities. If the Securities are not so
listed or, if so listed and the principal market therefor is other than on an exchange or there is no closing sale price on such exchange, such Evaluation shall generally be based on the following methods or any combination thereof whichever the
Evaluator   deems  appropriate:   (a)  in  the  case  of   Equity
Securities, on the basis of the current ask price on the over-the-
counter   market   (unless  the  Evaluator   deems   such   price
inappropriate as a basis for evaluation), (b) on the basis of current offering prices for the Zero Coupon Obligations as obtained from investment dealers or brokers who customarily deal in securities comparable to those held by the Trust and, (c) if offering prices are not available for the Zero Coupon Obligations or the Equity Securities, on the basis of offering or ask price for comparable securities, (d) by determining the valuation of the Zero Coupon Obligations or the Equity Securities on the
offering or ask side of the market by appraisal, or (e) by any combination of the above. If such prices are in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates, unless the Security is in the form of an American Depositary Share or Receipt, in which case the Evaluations shall be based upon the U.S. dollar prices in the market for American Depositary Shares or Receipts (unless the Evaluator deems such prices inappropriate as a basis for evaluation). As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange immediately prior to the Evaluation Time. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the
Trustee  as  to  the  value  of  all  Trust  assets  other   than
Securities, the calculation of the Trust Fund Evaluation to be computed pursuant to Section 5.01. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities.

           (c) After the initial offering period and both during and after the initial offering period, for purposes of the Trust Fund Evaluations required by Section 5.01 in determining Redemption Value and Unit Value, Evaluation of the Securities shall be made in the manner described in Section 4.01(b), on the basis of current bid prices for Zero Coupon Obligations (if any), the bid side value of the relevant currency exchange rate expressed in U.S. dollars and, except in those cases in which the Securities are listed on a national or foreign securities exchange or The Nasdaq Stock Market and the closing sale prices are utilized, on the basis of the current bid prices of the Equity Securities. In addition, the Evaluator shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.

      Section 4.02. Information for Unit Holders. For the purpose of permitting Unit holders to satisfy any reporting requirements of applicable federal or state tax law, First Trust Advisors L.P., acting in its capacity as Evaluator, shall make available to the Trustee and the Trustee shall transmit to any Unit holder upon request any determinations made by it pursuant to Section 4.01.

      Section 4.03. Compensation for Services Provided. As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, evaluation services in its capacity as Evaluator, and for providing bookkeeping and other administrative services to the Trust of a character described in
Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which First Trust Advisors L.P. provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received for such services rendered to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to First Trust Advisors L.P. of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from First Trust Advisors L.P., which shall constitute the representation by First Trust Advisors L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors L.P. of providing portfolio supervisory, evaluation and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Income and/or Capital Accounts in accordance with Section 3.05.

     If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this
Section 4.03, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.03.

      Any moneys payable to First Trust Advisors L.P. pursuant to this Section 4.03 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of
Section 6.04 herein.

     Section 4.04. Liability of the Evaluator. The Trustee, the Depositor and the Unit holders may rely on any Evaluation furnished by First Trust Advisors L.P., acting in its capacity as Evaluator, and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall  be  made  in  good  faith  upon  the  basis  of  the  best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor or the Unit holders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

      Section 4.05. Resignation and Removal of Portfolio Supervisor and/or Evaluator and/or provider of bookkeeping services described in Section 4.03; Successor. (a) First Trust Advisors L.P. and any successor appointed as hereafter provided, in its capacity as Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping services described in Section 4.03, may resign and be discharged hereunder by executing an instrument of resignation in writing and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor to act in the capacity as to which the resignation applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning party and one copy to the successor. The Depositor or the Trustee may remove the Evaluator and/or Portfolio Supervisor and/or party performing bookkeeping and administrative services at any time upon 30 days' written notice and appoint a successor to act in the capacity to which the removed applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee, provided, however, that so long as First Trust Portfolios, L.P. is acting as Depositor, the Trustee shall have no power to remove any affiliate of the Depositor who may be acting in any such capacity or capacities. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the party removed and one copy to its successor. Notice of such resignation or removal and appointment of a successor shall be mailed by the Trustee to each Unit holder then of record.

      (b) Any successor evaluator and/or successor portfolio supervisor and/or provider of bookkeeping and administrative services described in Section 4.03, as appropriate, appointed hereunder, shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named herein and shall be bound by all the terms and conditions of this Indenture.

      (c) In case at any time the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall resign and no successor shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the resigning party may forthwith apply to a court of competent jurisdiction for the appointment of a successor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor.

      (d)   Any  corporation  into  which  the  Evaluator  and/or
Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder shall be a party, shall be the successor under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section
4.03 may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation.

      (e)   Any  resignation or removal of the  Evaluator  and/or
Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall become effective upon acceptance of appointment by the successor as provided in subsection (b) hereof."

     W.    Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

      (i)   The second sentence of the first paragraph of Section
5.01 shall be amended by deleting the phrase "and (iii)" and adding the following "(iii) amounts representing unpaid accrued organization costs, (iv) if the Prospectus for a Trust provides that the creation and development fee, if any, accrue on a daily basis, amounts representing unpaid accrued creation and development fees, (v)"; and

     (ii) The following text shall immediately precede the last sentence of the first paragraph of Section 5.01:

          "Prior to the payment to the Depositor of its reimbursable organization costs to be made at the conclusion of the Organization Expense Period in accordance with Section 3.01, for purposes of determining the Trust Fund Evaluation under this
          Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organization costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organization costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organization costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not effect calculations made prior thereto and no adjustment shall be made in respect thereof."

     X.    Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended by inserting the following paragraph immediately after the second paragraph of such section:

     "The Depositor is authorized to obtain from The NASDAQ Stock Market, Inc. ("NASDAQ") Mutual Fund Quotation Service ("MFQS") a unit investment trust ticker symbol for a Trust and to contract with NASDAQ for the dissemination of the Trust Fund Evaluation computed by the Trustee pursuant to Section 5.01 of the Standard Terms and Conditions of Trust through the MFQS, provided, however, that no such contract shall affect the Trustee's duties or liabilities without its prior consent. When and as directed by the Depositor, the Trustee shall cause the Trust Fund Evaluation to be communicated to MFQS for such purpose. The Depositor and Trustee shall be reimbursed from the respective Trust for any cost or expense incurred in connection with the obtaining of the ticker symbol and the communication to MFQS and its dissemination of the Trust Fund Evaluation. Neither the Depositor nor the Trustee shall be liable for any error, omission or other action of NASDAQ in connection with the dissemination of the Trust Fund Evaluation, and the Depositor and the Trustee shall be indemnified by the respective Trust and held harmless against any loss, liability, claim or expense resulting from any error, omission or other action of NASDAQ. In no event shall the Trustee be liable to any person for special, indirect, or consequential damages of any kind whatsoever resulting from or in connection with the dissemination of the Trust Fund Evaluation through MFQS whether or not the Trustee has been advised as to the possibility of such damages and regardless of the form of action in which any such claim for damages may be made."

      Y.    The  second paragraph of Section 5.02 of the Standard
Terms and Conditions of Trust is amended by substituting the following sentence for the third sentence of the second paragraph of such Section:

          "If such available fund shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Portfolio Supervisor, as hereinafter in this Section
          5.02 provided, in amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Principal Account for purposes of such redemption, provided however, that Zero Coupon Obligations may not be sold unless the Depositor and Trustee, which may rely on the advice of the Portfolio Supervisor, have determined that the face value of the Zero Coupon Obligations remaining after such proposed sale, divided by the number of Units outstanding after the tendered Units are redeemed, shall equal or exceed $10.00; a written certification as to such determination shall be executed by the Depositor and Trustee and preserved in the Trust records."

      Z.    Section 5.02 of the Standard Terms and Conditions  of
Trust is amended by adding the following after the second paragraph of such section:

          "Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section
     5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

          Subject to the restrictions set forth in the prospectus, Unit holders may redeem 2,500 Units or more of a Trust and request a distribution in kind of (i) such Unit holder's pro rata portion of each of the Equity Securities in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the Equity Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities, (y) a pro rata portion of the net proceeds of sale of the Zero Coupon Obligations in such Unit holder's pro rata share of the Securities, and (z) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section. Subject to Section 5.05 with respect to Rollover Unit holders, if applicable, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges."

     AA.   The  last sentence of the first paragraph  of  Section
5.02 of the Standard Terms and Conditions of Trust is amended by substituting "4:00 p.m. Eastern time" for "12:00 p.m in the City of New York."

     BB.   The third sentence of the seventh paragraph of Section
5.02 of the Standard Terms and Conditions of Trust is amended by deleting "a certification from the independent public accountants to the effect described in the second paragraph of this Section 5.02" and in its place inserting "a certification from the Depositor and Trustee to the effect described in the second paragraph of this Section 5.02."

     CC.   The third paragraph of Section 6.02 of the Standard
Terms and Conditions of Trust shall be deleted in its entirety and replaced with the following:

     "If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust's registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Income Account, or to the extent funds are not available in such Account, from the Capital Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unit holders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations.

     The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided in Section 6.02 of the Standard Terms and Conditions of Trust."

     DD. The third sentence of paragraph (a) of Section 6.05 of the Standard Terms and Conditions of Trust shall be replaced in its entirety by the following:

     "The Depositor may remove the Trustee at any time with or without cause and appoint a successor Trustee by written instrument or instruments delivered not less than sixty days prior to the effective date of such removal and appointment to the Trustee so removed and to the successor Trustee."

     EE.   Section  8.02 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

          (i) The fourth sentence of the second paragraph shall be deleted and replaced with the following:

          "The Trustee will honor duly executed requests for in-kind distributions received (accompanied by the electing Unit holder's Certificate, if issued) by the close of
     business   ten   business  days  prior  to   the   Mandatory
     Termination Date."

          (ii) The first sentence of the fourth paragraph shall be deleted and replaced with the following:

          "Commencing no earlier than the business day following that date on which Unit holders must submit to the Trustee notice of their request to receive an in-kind distribution of Securities at termination, the Trustee will liquidate the Securities not segregated for in-kind distributions during such period and in such daily amounts as the Depositor shall direct."

     FF.  Section 1.01(11) shall be amended to read as follows:

          "Equity Securities" shall mean shares of Common Stock deposited in the Trust."

     IN WITNESS WHEREOF, First Trust Portfolios, L.P., JPMorgan Chase Bank and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                    FIRST TRUST PORTFOLIOS,
                                       L.P., Depositor


                                    By     Robert M. Porcellino
                                           Senior Vice President



                                    JPMorgan Chase Bank, Trustee


                                    By     Joan A. Currie
                                           Vice President
[SEAL]

ATTEST:

Arkadiy Zavulunov
Assistant Vice President


                                    FIRST TRUST ADVISORS L.P.,
                                       Evaluator


                                    By     Robert M. Porcellino
                                           Senior Vice President



                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor


                                    By     Robert M. Porcellino
                                           Senior Vice President

                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
                             FT 720

     (Note:   Incorporated herein and made a part hereof for  the
Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)